Exhibit j (i) under Form N-1A

                                              Exhibit 23 under Item 601/Reg. S-K





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 4 to Registration Statement No. 333-129342 on Form N-1A of our report dated December 29, 2006, relating to the financial statements and financial highlights of BBH Fund, Inc., including BBH International Equity Fund, BBH Core Select, BBH Broad Market Fund, and BBH Real Return Fund (the "Fund") and August 25, 2006, relating to the financial statements and financial highlights of BBH Trust, including BBH U.S. Treasury Money Fund, BBH Money Market Fund and BBH Tax Exempt Money Fund (the "Funds") appearing in the Annual Report on Forms N-CSR of BBH Fund, Inc., for the year ended October 31, 2006 and BBH Trust, for the year ended June 30, 2006, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information, which are part of such Registration Statement.

/s/  Deloitte & Touche LLP


Boston, Massachusetts
March 30, 2007








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